EXHIBIT 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

August 12, 2025

Ampco-Pittsburgh Corporation (NYSE: AP) Announces Second Quarter 2025 Results

•
Recorded expenses of $6.8 million during 2Q 2025 for severance, accelerated depreciation and other costs to exit U.K. cast roll operations
•
Company expects at least $5 million per year operating income improvement post-U.K. exit
•
Adjusted EBITDA of $8.0 million in Q2 2025 and $16.8 million year-to-date June 2025
•
Tariff volatility impacted roll demand, order intake and production in Q2

Carnegie, PA, August 12, 2025 – Ampco-Pittsburgh Corporation (NYSE: AP) reported net sales of $113.1 million and $217.4 million for the three and six months ended June 30, 2025, compared to $111.0 million and $221.2 million for the three and six months ended June 30, 2024. Higher sales of forged engineered products and favorable foreign exchange translation offset weaker mill roll sales. Air and Liquid Processing sales were in line with prior year levels.

The Corporation reported a loss from operations of $3.1 million for the three months ended June 30, 2025, which included $6.8 million in severance, accelerated depreciation and other costs to exit its U.K. cast roll operations, in anticipation of approval of the exit plan by the UES-UK subsidiary board. Income from operations for the six months ended June 30, 2025 was $0.8 million compared to $5.1 million for the six months ended June 30, 2024, with the U.K. exit costs being the primary change.

Adjusted EBITDA of $8.0 million for the three months ended June 30, 2025 declined by $2.1 million from the three months ended June 30, 2024 due to lower margins for the Forged and Cast Engineered Products (“FCEP”) segment offset by improved profitability for the Air and Liquid Processing (“ALP”) segment. Margins for the FCEP segment were adversely affected by higher manufacturing costs relative to base pricing and variable-index surcharges passed through to customers during the quarter, a weaker sales mix and lower manufacturing cost absorption. Profitability improved for the ALP segment primarily due to a better sales mix. Adjusted EBITDA of $16.8 million for the six months ended June 30, 2025 improved by $1.6 million primarily due to improved profitability for the ALP segment.

Commenting on the quarter, Ampco-Pittsburgh’s CEO, Brett McBrayer, said, “After a positive Q1, the volatility from the U.S. tariff actions began to impact our results and our order book in Q2. Backlog in the Forged and Cast Engineered Products segment at June 30, 2025 declined 9% from March 31, 2025 as roll customers began a pause of orders to await less uncertainty surrounding tariffs. In response, we reduced roll production. The decision to exit our U.K. cast roll operations was difficult, but the plan is proceeding. Following the exit, we expect earnings to improve by at least $5 million per year. With less uncertainty on trade policy now with the recent E.U. deal, we expect an improved environment in 2026 after our U.K. exit.”

Interest expense of $2.8 million and $5.6 million for the three and six months ended June 30, 2025 is comparable to interest expense for the three and six months ended June 30, 2024.

Other (expense) income – net for the three and six months ended June 30, 2025 declined when compared to other (expense) income for the three and six months ended June 30, 2024 primarily due to unfavorable foreign exchange movement.

The income tax provision for the three and six months ended June 30, 2025 decreased when compared to the income tax provision for the three and six months ended June 30, 2024 driven by the benefit of a reduced statutory income tax rate for one of the Corporation's foreign tax-paying entities.

Net loss approximated $7.3 million, or $0.36 per share, and $6.2 million, or $0.31 per share, for the three and six months ended June 30, 2025, respectively, and includes the $6.8 million charge, or $0.34 per share, for costs associated with exiting the U.K. cast roll operations and a benefit of approximately $0.7 million, or $0.04 per share, for employee-retention credits, representing refundable employer payroll taxes from the Internal Revenue Service for certain eligible businesses affected by the COVID-19 pandemic. This compares to net income of approximately $2.0 million, or $0.10 per share, and a net loss of $0.7 million, or $0.04 per share, for the three and six months ended June 30, 2024, respectively.

Teleconference Access

Ampco-Pittsburgh Corporation (NYSE: AP) will hold a conference call on Wednesday, August 13, 2025, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the second quarter ended June 30, 2025. The Corporation encourage participants to pre-register for the conference call using the following link. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. To pre-register, please go to https://dpregister.com/sreg/10200077/ff310508a6.

Those without internet access or unable to pre-register may dial in by calling:

• Participant Dial-in (Toll Free): 1-844-308-3408

• Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will become available on our website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, England, Sweden, and Slovenia and participates in three operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of Ampco-Pittsburgh Corporation and its subsidiaries (collectively, “we,” “us,” “our,” or the “Corporation”). This press release may include, but is not limited to, statements about operating performance, trends and events we expect or anticipate will occur in the future, statements about sales and production levels, timing of orders for our products, restructurings, the impact from pandemics and geopolitical conflicts, profitability and anticipated expenses, inflation, the global supply chain, tariffs and global trade, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate, “project,” “target,” “goal,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For us, these risks and uncertainties include, but are not limited to: inability to maintain adequate liquidity to meet our operating cash flow requirements, repay maturing debt and meet other financial obligations including severance costs associated with our anticipated exit from our operations in the U.K.; economic downturns, cyclical demand for our products and insufficient demand for our products; excess global capacity in the steel industry; inability to successfully restructure our operations, exit our U.K. operations, and/or invest in operations that will yield the best long-term value to our shareholders; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; inability to obtain necessary capital or financing on satisfactory terms to acquire capital expenditures that may be necessary to support our growth strategy; inoperability of certain equipment on which we rely; increases in commodity prices or insufficient hedging against increases in commodity prices, reductions in electricity and natural gas supply or shortages of key production materials for us or our customers; inability to satisfy the continued listing requirements of the New York Stock Exchange; potential attacks on information technology infrastructure and other cyber-based business disruptions; fluctuations in the value of the U.S. dollar relative to other currencies; changes in the existing regulatory environment; consequences of pandemics and geopolitical conflicts; work stoppage or another industrial action on the part of any of our unions; failure to maintain an effective system of internal control; changes in the global economic environment, inflation, the ongoing impact of tariffs, elevated interest rates, recessions or prolonged periods of slow economic growth, and global instability and actual and threatened geopolitical conflict; and those discussed more fully elsewhere in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K and Part II of the latest Quarterly Report on Form 10-Q. We cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

NON-GAAP FINANCIAL MEASURES

The Corporation presents non-GAAP adjusted EBITDA and non-GAAP adjusted income (loss) from operations. Non-GAAP adjusted EBITDA is calculated as net (loss) income excluding interest expense, other income - net, income tax provision, depreciation and amortization, and stock-based compensation along with significant charges or credits that are one-time charges or credits, unrelated to the Corporation’s ongoing results of operations, or beyond its control. Non-GAAP adjusted income (loss) from operations is calculated as income (loss) from operations excluding depreciation and amortization and stock-based compensation along with significant charges or credits that are one-time charges or credits, unrelated to the segment’s ongoing results of operations, or beyond its control. During the three and six months ended June 30, 2025, the non-GAAP financial measures were adjusted to exclude severance and other exit costs associated with our anticipated exit from operations in the U.K. and employee-retention credits received in the quarter. These non-GAAP financial measures are not based on any standardized methodology prescribed by accounting principles generally accepted in the United States of America (“GAAP”).

Beginning in 2025, the Corporation began presenting non-GAAP adjusted EBITDA along with non-GAAP adjusted income (loss) from operations. These measures are key measures used by the Corporation's management and Board of Directors to understand and evaluate the operating performance of the Corporation and its segments. While these non-GAAP measures may not be directly comparable to similarly titled measures presented by other companies, the Corporation's management and Board of Directors believe these non-GAAP measures enhance comparability to companies in its stated industry peer group.

The Corporation believes these non-GAAP financial measures help identify underlying trends in its business that otherwise could be masked by the effect of the items it excludes from adjusted EBITDA and adjusted income (loss) from operations. The Corporation also believes these non-GAAP financial measures provide useful information to management, shareholders and investors, and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects and allowing for greater transparency with respect to key financial metrics used by the Corporation’s management in its financial and operational decision-making. In particular, the Corporation believes the exclusion of the severance and other exit costs and the employee-retention credits can provide a useful measure for period-to-period comparisons of the Corporation’s core business performance.

Non-GAAP adjusted EBITDA and non-GAAP adjusted income (loss) from operations are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are limitations related to the use of non-GAAP adjusted EBITDA, rather than net (loss) income, or non-GAAP adjusted income (loss) from operations, rather than (loss) income from operations, which are the nearest GAAP equivalents. Among other things, there can be no assurance that additional expenses similar to the severance and other exit costs or additional benefits similar to the employee-retention credits will not occur in future periods.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,

	2025	2024	2025	2024

Total net sales	$113,104	$110,988	$217,369	$221,203

Costs of products sold (excl. depreciation and amortization)	91,981	87,684	174,085	180,174
Selling and administrative	12,968	13,550	26,627	26,523
Depreciation and amortization	5,368	4,698	10,004	9,368
Severance costs	5,854	-	5,854	-
Loss on disposal of assets	11	13	27	13
Total operating costs and expenses	116,182	105,945	216,597	216,078

(Loss) income from operations	(3,078)	5,043	772	5,125

Other expense - net:
Interest expense	(2,825)	(3,017)	(5,551)	(5,774)
Other income — net	(225)	1,389	601	2,312
Total other expense — net	(3,050)	(1,628)	(4,950)	(3,462)

(Loss) income before income taxes	(6,128)	3,415	(4,178)	1,663
Income tax provision	(592)	(863)	(651)	(1,317)

Net (loss) income	(6,720)	2,552	(4,829)	346

Less: Net income attributable to noncontrolling interest	615	540	1,364	1,051
Net (loss) income attributable to Ampco-Pittsburgh	$(7,335)	$2,012	$(6,193)	$(705)

Net (loss) income per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$(0.36)	$0.10	$(0.31)	$(0.04)
Diluted	$(0.36)	$0.10	$(0.31)	$(0.04)

Weighted-average number of common shares outstanding:
Basic	20,108	19,859	20,044	19,794
Diluted	20,108	19,875	20,044	19,794

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE

(in thousands, except percentages)

As described under “Non-GAAP Financial Measures” above, the Corporation presents non-GAAP adjusted EBITDA and non-GAAP adjusted income (loss) from operations as supplemental financial measures to GAAP financial measures.

The following is a reconciliation of net (loss) income, the most directly comparable GAAP financial measure, to non-GAAP adjusted EBITDA for the three and six months ended June 30, 2025, and 2024, respectively:

	Three months ended		Six months ended
	June 30,		June 30,

	2025	2024	2025	2024

Net (loss) income (GAAP)	$(6,720)	$2,552	$(4,829)	$346
Add (deduct):
Interest expense	2,825	3,017	5,551	5,774
Other income – net	225	(1,389)	(601)	(2,312)
Income tax provision	592	863	651	1,317
(Loss) income from operations	(3,078)	5,043	772	5,125
Add:
Depreciation and amortization(1)	5,368	4,698	10,004	9,368
Severance and other exit costs	6,096	-	6,096	-
Employee retention credits	(735)	-	(735)	-
Stock-based compensation	332	388	638	734
EBITDA, as adjusted (Non-GAAP)	$7,983	$10,129	$16,775	$15,227

Net sales	$113,104	$110,988	$217,369	$221,203
Adjusted EBITDA margin	7.06%	9.13%	7.72%	6.88%

(1) Depreciation and amortization expense for the three and six months ended June 30, 2025 includes accelerated depreciation of $654 associated with exiting the U.K. operations.

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE, CONTINUED

(in thousands, except percentages)

The following is a reconciliation of (loss) income from operations, the most directly comparable GAAP financial measure, to non-GAAP adjusted (loss) income from operations for the three and six months ended June 30, 2025, and 2024, respectively:

	Three months ended June 30,
	2025				2024
	FCEP	ALP	Corporate (1)	Ampco Consolidated	FCEP	ALP	Corporate (1)	Ampco Consolidated
(Loss) income from operations	$(3,963)	$3,922	$(3,037)	$(3,078)	$5,361	$3,174	$(3,492)	$5,043
Add:
Depreciation and amortization(2)	5,084	284	-	5,368	4,454	244	-	4,698
Severance and other exit costs	6,096	-	-	6,096	-	-	-	-
Employee retention credits	(456)	(279)	-	(735)	-	-	-	-
Stock-based compensation	-	-	332	332	-	-	388	388
Income (loss) from operations, as adjusted (Non-GAAP)	$6,761	$3,927	$(2,705)	$7,983	$9,815	$3,418	$(3,104)	$10,129

Net sales	$77,909	$35,195		$113,104	$75,713	$35,275		$110,988
Adjusted margin from operations	8.68%	11.16%		7.06%	12.96%	9.69%		9.13%

	Six months ended June 30,
	2025				2024
	FCEP	ALP	Corporate (1)	Ampco Consolidated	FCEP	ALP	Corporate (1)	Ampco Consolidated
(Loss) income from operations	$(58)	$7,416	$(6,586)	$772	$6,937	$5,156	$(6,968)	$5,125
Add:
Depreciation and amortization(2)	9,452	552	-	10,004	8,884	484	-	9,368
Severance and other exit costs	6,096	-	-	6,096	-	-	-	-
Employee retention credits	(456)	(279)	-	(735)	-	-	-	-
Stock-based compensation	-	-	638	638	-	-	734	734
Income (loss) from operations, as adjusted (Non-GAAP)	$15,034	$7,689	$(5,948)	$16,775	$15,821	$5,640	$(6,234)	$15,227

Net sales	$150,196	$67,173		$217,369	$152,902	$68,301		$221,203
Adjusted margin from operations	10.01%	11.45%		7.72%	10.35%	8.26%		6.88%

(1) Corporate represents the operating expenses of the corporate office and other costs not allocated to the segments.

(2) Depreciation and amortization expense for the three and six months ended June 30, 2025 includes accelerated depreciation of $654 associated with exiting the U.K. operations.